Exhibit 99.2

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
General Motors Company's (GM) non-GAAP measures include: earnings before interest and taxes (EBIT)-adjusted, presented net of noncontrolling interests; earnings before income taxes (EBT)-adjusted for our General Motors Financial Company, Inc. (GM Financial) segment; earnings per share (EPS)-diluted-adjusted; effective tax rate-adjusted (ETR-adjusted); return on invested capital-adjusted (ROIC-adjusted) and adjusted automotive free cash flow. GM's calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions to understand operating performance without regard to items we do not consider a component of our core operating performance. Furthermore, these non-GAAP measures allow investors the opportunity to measure and monitor our performance against our externally communicated targets and evaluate the investment decisions being made by management to improve ROIC-adjusted. Management uses these measures in its financial, investment and operational decision-making processes, for internal reporting and as part of its forecasting and budgeting processes. Further, our Board of Directors uses certain of these and other measures as key metrics to determine management performance under our performance-based compensation plans. For these reasons, we believe these non-GAAP measures are useful for our investors.

EBIT-adjusted EBIT-adjusted is presented net of noncontrolling interests and is used by management and can be used by investors to review our consolidated operating results because it excludes automotive interest income, automotive interest expense and income taxes as well as certain additional adjustments that are not considered part of our core operations. Examples of adjustments to EBIT include, but are not limited to, impairment charges on long-lived assets and other exit costs resulting from strategic shifts in our operations or discrete market and business conditions; costs arising from the ignition switch recall and related legal matters; and certain currency devaluations associated with hyperinflationary economies. For EBIT-adjusted and our other non-GAAP measures, once we have made an adjustment in the current period for an item, we will also adjust the related non-GAAP measure in any future periods in which there is an impact from the item. Our corresponding measure for our GM Financial segment is EBT-adjusted because interest income and interest expense are part of operating results when assessing and measuring the operational and financial performance of the segment.

EPS-diluted-adjusted EPS-diluted-adjusted is used by management and can be used by investors to review our consolidated diluted EPS results on a consistent basis. EPS-diluted-adjusted is calculated as net income attributable to common stockholders-diluted less adjustments noted above for EBIT-adjusted and certain income tax adjustments divided by weighted-average common shares outstanding-diluted. Examples of income tax adjustments include the establishment or reversal of significant deferred tax asset valuation allowances.

ETR-adjusted ETR-adjusted is used by management and can be used by investors to review the consolidated effective tax rate for our core operations on a consistent basis. ETR-adjusted is calculated as Income tax expense less the income tax related to the adjustments noted above for EBIT-adjusted and the income tax adjustments noted above for EPS-diluted-adjusted divided by Income before income taxes less adjustments. When we provide an expected adjusted effective tax rate, we do not provide an expected effective tax rate because the U.S. GAAP measure may include significant adjustments that are difficult to predict.

ROIC-adjusted ROIC-adjusted is used by management and can be used by investors to review our investment and capital allocation decisions. We define ROIC-adjusted as EBIT-adjusted for the trailing four quarters divided by ROIC-adjusted average net assets, which is considered to be the average equity balances adjusted for average automotive debt and interest liabilities, exclusive of finance leases; average automotive net pension and other postretirement benefits (OPEB) liabilities; and average automotive net income tax assets during the same period.

Adjusted automotive free cash flow Adjusted automotive free cash flow is used by management and can be used by investors to review the liquidity of our automotive operations and to measure and monitor our performance against our capital allocation program and evaluate our automotive liquidity against the substantial cash requirements of our automotive operations. We measure adjusted automotive free cash flow as automotive operating cash flow from operations less capital expenditures adjusted for management actions. Management actions can include voluntary events such as discretionary contributions to employee benefit plans or nonrecurring specific events such as a closure of a facility that are considered special for EBIT-adjusted purposes.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles segment profit (loss) to Net income (loss) attributable to stockholders under U.S. GAAP (dollars in millions):

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Operating segments
GM North America (GMNA)	$(101)	$3,022	$2,093	$4,918
GM International (GMI)	(270)	(48)	(821)	(17)
Cruise	(195)	(279)	(423)	(448)
GM Financial(a)	226	536	456	895
Total operating segments	(340)	3,231	1,305	5,348
Corporate and eliminations(b)	(196)	(219)	(591)	(26)
EBIT (loss)-adjusted	(536)	3,012	714	5,322
Adjustments
GMI restructuring(c)	(92)	—	(581)	—
Transformation activities(d)	—	(361)	—	(1,151)
GM Brazil indirect tax recoveries(e)	—	380	—	1,237
Total adjustments	(92)	19	(581)	86
Automotive interest income	61	106	144	204
Automotive interest expense	(303)	(195)	(496)	(376)
Income tax (expense) benefit	112	(524)	(245)	(661)
Net income (loss) attributable to stockholders(f)	$(758)	$2,418	$(464)	$4,575
__________
(a)GM Financial amounts represent EBT-adjusted.
(b)GM's automotive interest income and interest expense, legacy costs from the Opel and Vauxhall businesses and certain other assets in Europe, which are primarily pension costs, corporate expenditures and certain nonsegment-specific revenues and expenses are recorded centrally in Corporate.
(c)These adjustments were excluded because of a strategic decision to rationalize our core operations by exiting or significantly reducing our presence in various international markets to focus resources on opportunities expected to deliver higher returns. The adjustments primarily consist of inventory provisions in the three months ended June 30, 2020 and dealer restructurings, asset impairments, inventory provisions, sales allowances and employee separation charges in the six months ended June 30, 2020.
(d)These adjustments were excluded because of a strategic decision to accelerate our transformation for the future to strengthen our core business, capitalize on the future of personal mobility and drive significant cost efficiencies. The adjustments primarily consist of supplier-related charges and accelerated depreciation in the three months ended June 30, 2019 and accelerated depreciation and supplier-related charges in the six months ended June 30, 2019.
(e)These adjustments were excluded because of the unique events associated with decisions rendered by the Superior Judicial Court of Brazil resulting in retrospective recoveries of indirect taxes.
(f)Net of Net loss attributable to noncontrolling interests.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles Net income (loss) attributable to stockholders under U.S. GAAP to EBIT (loss)-adjusted (dollars in millions):

	Three Months Ended
	June 30,		March 31,		December 31,		September 30,
	2020	2019	2020	2019	2019	2018	2019	2018
Net income (loss) attributable to stockholders	$(758)	$2,418	$294	$2,157	$(194)	$2,044	$2,351	$2,534
Income tax expense (benefit)	(112)	524	357	137	(163)	(611)	271	100
Automotive interest expense	303	195	193	181	200	185	206	161
Automotive interest income	(61)	(106)	(83)	(98)	(96)	(117)	(129)	(82)
Adjustments
GMI restructuring(a)	92	—	489	—	—	—	—	—
Transformation activities(b)	—	361	—	790	194	1,327	390	—
GM Brazil indirect tax recoveries(c)	—	(380)	—	(857)	—	—	(123)	—
FAW-GM divestiture(d)	—	—	—	—	164	—	—	—
Ignition switch recall and related legal matters(e)	—	—	—	—	—	—	—	440
Total adjustments	92	(19)	489	(67)	358	1,327	267	440
EBIT (loss)-adjusted	$(536)	$3,012	$1,250	$2,310	$105	$2,828	$2,966	$3,153
________
(a)These adjustments were excluded because of a strategic decision to rationalize our core operations by exiting or significantly reducing our presence in various international markets to focus resources on opportunities expected to deliver higher returns. These adjustments primarily consist of inventory provisions in the three months ended June 30, 2020 and asset impairments, dealer restructurings, employee separation charges and sales allowances in the three months ended March 31, 2020 in Australia, New Zealand and Thailand.
(b)These adjustments were excluded because of a strategic decision to accelerate our transformation for the future to strengthen our core business, capitalize on the future of personal mobility and drive significant cost efficiencies. The adjustments primarily consist of supplier-related charges and accelerated depreciation in the three months ended June 30, 2019, accelerated depreciation in the three months ended March 31, 2019, accelerated depreciation and employee separation charges in the three months ended December 31, 2019, employee separation charges and accelerated depreciation in the three months ended December 31, 2018 and supplier-related charges and pension curtailment and other charges in the three months ended September 30, 2019.
(c)These adjustments were excluded because of the unique events associated with decisions rendered by the Superior Judicial Court of Brazil resulting in retrospective recoveries of indirect taxes.
(d)This adjustment was excluded because we divested our joint venture FAW-GM Light Duty Commercial Vehicle Co., Ltd. (FAW-GM), as a result of a strategic decision by both shareholders, allowing us to focus our resources on opportunities expected to deliver higher returns.
(e)This adjustment was excluded because of the unique events associated with the ignition switch recall, which included various investigations, inquiries and complaints from constituents.

The following table reconciles diluted earnings (loss) per common share under U.S. GAAP to EPS-diluted-adjusted (dollars in millions, except per share amounts):

	Three Months Ended				Six Months Ended
	June 30, 2020		June 30, 2019		June 30, 2020		June 30, 2019
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Diluted earnings (loss) per common share	$(806)	$(0.56)	$2,381	$1.66	$(559)	$(0.39)	$4,500	$3.13
Adjustments(a)	92	0.06	(19)	(0.01)	581	0.41	(86)	(0.06)
Tax effect on adjustment(b)	5	—	(9)	(0.01)	(68)	(0.05)	(41)	(0.03)
Tax adjustment(c)	—	—	—	—	236	0.16	—	—
EPS-diluted-adjusted	$(709)	$(0.50)	$2,353	$1.64	$190	$0.13	$4,373	$3.04
________
(a)Refer to the reconciliation of segment profit (loss) to Net income (loss) attributable to stockholders under U.S. GAAP for adjustment details.
(b)The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(c)This adjustment consists of tax expense related to the establishment of a valuation allowance against deferred tax assets in Australia and New Zealand. This adjustment was excluded because significant impacts of valuation allowances are not considered part of our core operations.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles our effective tax rate under U.S. GAAP to ETR-adjusted (dollars in millions):

	Three Months Ended						Six Months Ended
	June 30, 2020			June 30, 2019			June 30, 2020			June 30, 2019
	Income (loss) before income taxes	Income tax benefit	Effective tax rate	Income before income taxes	Income tax expense	Effective tax rate	Income (loss) before income taxes	Income tax expense	Effective tax rate	Income before income taxes	Income tax expense	Effective tax rate
Effective tax rate	$(892)	$(112)	12.6%	$2,927	$524	17.9%	$(249)	$245	n.m.	$5,209	$661	12.7%
Adjustments(a)	92	(5)		(16)	9		581	68		(83)	41
Tax adjustment(b)		—			—			(236)			—
ETR-adjusted	$(800)	$(117)	14.6%	$2,911	$533	18.3%	$332	$77	23.2%	$5,126	$702	13.7%
________
n.m. = not meaningful

(a)Refer to the reconciliation of segment profit (loss) to Net income (loss) attributable to stockholders under U.S. GAAP for adjustment details. Net income attributable to noncontrolling interests included for these adjustments is insignificant in the three and six months ended June 30, 2019. The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(b)Refer to the reconciliation of diluted earnings (loss) per common share under U.S. GAAP to EPS-diluted-adjusted within the previous section for adjustment details.

We define return on equity (ROE) as Net income (loss) attributable to stockholders for the trailing four quarters divided by average equity for the same period. Management uses average equity to provide comparable amounts in the calculation of ROE. The following table summarizes the calculation of ROE (dollars in billions):

	Four Quarters Ended
	June 30, 2020	June 30, 2019
Net income (loss) attributable to stockholders	$1.7	$9.2
Average equity(a)	$42.8	$41.1
ROE	4.0%	22.3%
________
(a)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in Net income (loss) attributable to stockholders.

The following table summarizes the calculation of ROIC-adjusted (dollars in billions):

	Four Quarters Ended
	June 30, 2020	June 30, 2019
EBIT (loss)-adjusted(a)	$3.8	$11.3
Average equity(b)	$42.8	$41.1
Add: Average automotive debt and interest liabilities (excluding finance leases)	23.6	14.9
Add: Average automotive net pension & OPEB liability	17.1	16.9
Less: Average automotive and other net income tax asset	(23.9)	(23.1)
ROIC-adjusted average net assets	$59.6	$49.8
ROIC-adjusted	6.4%	22.7%
________
(a)Refer to the reconciliation of Net income (loss) attributable to stockholders under U.S. GAAP to EBIT (loss)-adjusted.
(b)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in EBIT (loss)-adjusted.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles Net automotive cash provided by (used in) operating activities under U.S. GAAP to adjusted automotive free cash flow (dollars in millions):

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net automotive cash provided by (used in) operating activities	$(7,996)	$3,813	$(7,659)	$1,606
Less: Capital expenditures	(1,107)	(1,435)	(2,312)	(3,428)
Add: GMI restructuring	61	—	84	9
Add: Transformation activities	—	172	—	487
Less: GM Brazil indirect tax recoveries	—	(16)	(58)	(16)
Adjusted automotive free cash flow	$(9,042)	$2,534	$(9,945)	$(1,342)

The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended June 30, 2020
Net sales and revenue	$11,604	$1,677	$80		$13,361	$28	$3,423	$(34)	$16,778
Expenditures for property	$916	$181	$10	$—	$1,107	$1	$4	$—	$1,112
Depreciation and amortization	$1,127	$149	$6	$—	$1,282	$11	$1,965	$—	$3,258
Impairment charges	$—	$7	$—	$—	$7	$—	$—	$—	$7
Equity income(a)	$5	$165	$—	$—	$170	$—	$42	$—	$212

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended June 30, 2019
Net sales and revenue	$28,324	$4,047	$54		$32,425	$25	$3,639	$(29)	$36,060
Expenditures for property	$1,268	$166	$1	$—	$1,435	$19	$8	$—	$1,462
Depreciation and amortization	$1,409	$119	$13	$—	$1,541	$7	$1,848	$—	$3,396
Impairment charges	$8	$3	$—	$—	$11	$—	$—	$—	$11
Equity income (loss)(a)	$2	$233	$(6)	$—	$229	$—	$42	$—	$271

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Six Months Ended June 30, 2020
Net sales and revenue	$37,435	$4,957	$118		$42,510	$53	$6,984	$(60)	$49,487
Expenditures for property	$1,862	$436	$14	$—	$2,312	$6	$18	$—	$2,336
Depreciation and amortization	$2,354	$315	$15	$—	$2,684	$19	$3,753	$—	$6,456
Impairment charges	$20	$97	$—	$—	$117	$—	$—	$—	$117
Equity income(a)	$11	$2	$—	$—	$13	$—	$67	$—	$80

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Six Months Ended June 30, 2019
Net sales and revenue	$55,689	$7,897	$100		$63,686	$50	$7,259	$(57)	$70,938
Expenditures for property	$2,969	$458	$1	$—	$3,428	$23	$25	$—	$3,476
Depreciation and amortization	$3,478	$246	$25	$—	$3,749	$9	$3,747	$—	$7,505
Impairment charges	$15	$3	$—	$—	$18	$—	$—	$—	$18
Equity income (loss)(a)	$4	$607	$(13)	$—	$598	$—	$87	$—	$685
________
(a)Includes Automotive China equity income of $169 million and $235 million in the three months ended June 30, 2020 and 2019 and $2 million and $611 million in the six months ended June 30, 2020 and 2019.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
Vehicle Sales

GM presents both wholesale and total vehicle sales data to assist in the analysis of our revenue and our market share. Cuba, Iran, North Korea, Sudan and Syria are subject to broad economic sanctions. Accordingly these countries are excluded from industry sales data and the corresponding calculation of GM's market share.

Wholesale vehicle sales data consists of sales to GM's dealers and distributors as well as sales to the U.S. Government and excludes vehicles sold by our joint ventures. Wholesale vehicle sales data correlates to GM's revenue recognized from the sale of vehicles, which is the largest component of Automotive net sales and revenue. In the six months ended June 30, 2020, 32.3% of our wholesale vehicle sales volume was generated outside the U.S. The following table summarizes wholesale vehicle sales by automotive segment (vehicles in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
GMNA	331	870	1,106	1,729
GMI	90	259	281	495
Total	421	1,129	1,387	2,224

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
Total vehicle sales data represents: (1) retail sales (i.e., sales to consumers who purchase new vehicles from dealers or distributors); (2) fleet sales, such as sales to large and small businesses, governments, and daily rental car companies; and (3) vehicles used by dealers in their businesses, including courtesy transportation vehicles. Total vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on our percentage ownership interest in the joint venture. Certain joint venture agreements in China allow for the contractual right to report vehicle sales of non-GM trademarked vehicles by those joint ventures, which are included in the total vehicle sales we report for China. While total vehicle sales data does not correlate directly to the revenue GM recognizes during a particular period, we believe it is indicative of the underlying demand for GM vehicles. Total vehicle sales data represents management's good faith estimate based on sales reported by GM's dealers, distributors, and joint ventures, commercially available data sources such as registration and insurance data, and internal estimates and forecasts when other data is not available.

The following table summarizes total vehicle sales by geographic region (vehicles in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
United States
Chevrolet – Cars	32	90	97	190
Chevrolet – Trucks	176	248	386	446
Chevrolet – Crossovers	125	161	284	316
Cadillac	23	40	54	76
Buick	36	55	69	107
GMC	100	153	221	277
Total United States	492	747	1,111	1,412
Canada, Mexico and Other	73	129	173	239
Total North America	565	876	1,284	1,651
Asia/Pacific, Middle East and Africa
Chevrolet	194	224	366	443
Wuling	271	251	447	517
Buick	213	198	343	423
Baojun	94	136	176	305
Cadillac	60	68	88	114
Other	12	22	30	43
Total Asia/Pacific, Middle East and Africa	844	899	1,450	1,845
South America(a)	57	162	189	318
Total in GM markets	1,466	1,937	2,923	3,814
Total Europe	—	1	—	2
Total Worldwide	1,466	1,938	2,923	3,816
_______
(a)Primarily Chevrolet.

The vehicle sales at GM's China joint ventures presented in the following table are included in the preceding vehicle sales table (vehicles in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
SAIC General Motors Sales Co., Ltd.	350	372	557	754
SAIC GM Wuling Automobile Co., Ltd.	364	382	618	814

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Market Share
United States – Cars	5.5%	8.5%	7.0%	9.1%
United States – Trucks	30.2%	30.1%	30.5%	29.3%
United States – Crossovers	13.3%	13.4%	14.0%	13.7%
Total United States	16.3%	16.4%	16.8%	16.3%
Total North America	16.0%	15.8%	16.4%	15.7%
Total Asia/Pacific, Middle East and Africa	8.8%	7.7%	7.9%	7.8%
Total South America	14.6%	15.1%	15.1%	15.3%
Total GM Market	10.9%	10.6%	10.6%	10.6%
Total Worldwide	9.2%	8.3%	8.7%	8.3%

United States fleet sales as a percentage of retail vehicle sales	11.9%	23.1%	20.7%	24.0%

North America capacity two-shift utilization	35.8%	103.7%	71.8%	102.1%

General Motors Company and Subsidiaries
Combining Income Statement Information
(In millions) (Unaudited)

	Three Months Ended June 30, 2020					Three Months Ended June 30, 2019
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$13,361	$28	$—	$(26)	$13,363	$32,425	$25	$—	$(25)	$32,425
GM Financial	—	—	3,423	(8)	3,415	—	—	3,639	(4)	3,635
Total net sales and revenue	13,361	28	3,423	(34)	16,778	32,425	25	3,639	(29)	36,060
Costs and expenses
Automotive and other cost of sales	13,256	188	—	—	13,444	28,036	292	—	(1)	28,327
GM Financial interest, operating and other expenses	—	—	3,239	(1)	3,238	—	—	3,145	(1)	3,144
Automotive and other selling, general and administrative expense	1,251	59	—	—	1,310	2,055	47	—	—	2,102
Total costs and expenses	14,507	247	3,239	(1)	17,992	30,091	339	3,145	(2)	33,573
Operating income (loss)	(1,146)	(219)	184	(33)	(1,214)	2,334	(314)	494	(27)	2,487
Automotive interest expense	312	—	—	(9)	303	195	—	—	—	195
Interest income and other non-operating income, net	382	12	—	19	413	320	21	—	23	364
Equity income	170	—	42	—	212	229	—	42	—	271
Income (loss) before income taxes	$(906)	$(207)	$226	$(5)	(892)	$2,688	$(293)	$536	$(4)	2,927
Income tax expense (benefit)					(112)					524
Net income (loss)					(780)					2,403
Net loss attributable to noncontrolling interests					22					15
Net income (loss) attributable to stockholders					$(758)					$2,418

Net income (loss) attributable to common stockholders					$(806)					$2,381

	Six Months Ended June 30, 2020					Six Months Ended June 30, 2019
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$42,510	$53	$—	$(50)	$42,513	$63,686	$50	$—	$(50)	$63,686
GM Financial	—	—	6,984	(10)	6,974	—	—	7,259	(7)	7,252
Total net sales and revenue	42,510	53	6,984	(60)	49,487	63,686	50	7,259	(57)	70,938
Costs and expenses
Automotive and other cost of sales	39,799	371	—	—	40,170	56,071	487	—	(2)	56,556
GM Financial interest, operating and other expenses	—	—	6,595	(1)	6,594	—	—	6,451	(1)	6,450
Automotive and other selling, general and administrative expense	3,153	127	—	—	3,280	4,135	66	—	—	4,201
Total costs and expenses	42,952	498	6,595	(1)	50,044	60,206	553	6,451	(3)	67,207
Operating income (loss)	(442)	(445)	389	(59)	(557)	3,480	(503)	808	(54)	3,731
Automotive interest expense	505	—	—	(9)	496	379	—	—	(3)	376
Interest income and other non-operating income, net	660	2	—	62	724	1,088	45	—	36	1,169
Equity income	13	—	67	—	80	598	—	87	—	685
Income (loss) before income taxes	$(274)	$(443)	$456	$12	(249)	$4,787	$(458)	$895	$(15)	5,209
Income tax expense					245					661
Net income (loss)					(494)					4,548
Net loss attributable to noncontrolling interests					30					27
Net income (loss) attributable to stockholders					$(464)					$4,575

Net income (loss) attributable to common stockholders					$(559)					$4,500

General Motors Company and Subsidiaries
Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings (loss) per share (in millions, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Basic earnings per share
Net income (loss) attributable to stockholders	$(758)	$2,418	$(464)	$4,575
Less: cumulative dividends on subsidiary preferred stock	(48)	(37)	(95)	(75)
Net income (loss) attributable to common stockholders	$(806)	$2,381	$(559)	$4,500

Weighted-average common shares outstanding	1,432	1,420	1,432	1,419

Basic earnings (loss) per common share	$(0.56)	$1.68	$(0.39)	$3.17
Diluted earnings per share
Net income (loss) attributable to common stockholders – diluted	$(806)	$2,381	$(559)	$4,500

Weighted-average common shares outstanding – diluted	1,432	1,438	1,432	1,437

Diluted earnings (loss) per common share	$(0.56)	$1.66	$(0.39)	$3.13
Potentially dilutive securities(a)	43	7	43	7
__________
(a)Potentially dilutive securities attributable to outstanding stock options, Performance Share Units and Restricted Stock Units were excluded from the computation of diluted EPS because the securities would have had an antidilutive effect.

General Motors Company and Subsidiaries
Combining Balance Sheet Information
(In millions, except per share amounts) (Unaudited)(a)

	June 30, 2020					December 31, 2019
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
ASSETS
Current Assets
Cash and cash equivalents	$20,499	$1,216	$6,512	$—	$28,228	$13,409	$2,349	$3,311	$—	$19,069
Marketable debt securities(b)	8,294	982	—	(23)	9,254	3,908	320	—	(54)	4,174
Accounts and notes receivable, net(c)	7,515	1	2,085	(1,657)	7,946	6,614	2	1,004	(823)	6,797
GM Financial receivables, net(d)	—	—	23,263	(412)	22,851	—	—	27,101	(500)	26,601
Inventories	10,277	3	—	(1)	10,280	10,398	—	—	—	10,398
Other current assets	1,884	25	7,035	(4)	8,938	2,517	16	5,424	(4)	7,953
Total current assets	48,469	2,228	38,895	(2,096)	87,497	36,846	2,687	36,841	(1,383)	74,992
Non-current Assets
GM Financial receivables, net(d)	—	—	28,999	—	28,999	—	—	26,372	(17)	26,355
Equity in net assets of nonconsolidated affiliates	6,240	—	1,484	—	7,724	7,107	—	1,455	—	8,562
Property, net	36,726	137	203	—	37,066	38,374	150	226	—	38,750
Goodwill and intangible assets, net	3,218	726	1,337	—	5,282	3,348	634	1,355	—	5,337
Equipment on operating leases, net	—	—	39,601	—	39,601	—	—	42,055	—	42,055
Deferred income taxes	24,301	471	(117)	—	24,654	24,582	345	(287)	—	24,640
Other assets	5,617	401	752	(59)	6,712	6,123	413	863	(53)	7,346
Total non-current assets	76,104	1,735	72,259	(59)	150,038	79,533	1,542	72,040	(70)	153,045
Total Assets	$124,573	$3,963	$111,154	$(2,155)	$237,535	$116,380	$4,230	$108,881	$(1,454)	$228,037
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)(b)(c)	$15,166	$59	$648	$(719)	$15,154	$21,101	$109	$644	$(836)	$21,018
Short-term debt and current portion of long-term debt
Automotive (c)(d)	4,063	—	—	(1,353)	2,710	2,397	—	—	(500)	1,897
GM Financial	—	—	37,313	—	37,313	—	—	35,503	—	35,503
Accrued liabilities	17,701	152	4,879	(5)	22,727	22,493	82	3,916	(4)	26,487
Total current liabilities	36,929	211	42,841	(2,077)	77,904	45,990	192	40,064	(1,341)	84,905
Non-current Liabilities
Long-term debt
Automotive(d)	32,211	—	—	—	32,211	12,507	—	—	(18)	12,489
GM Financial	—	—	54,939	—	54,939	—	—	53,435	—	53,435
Postretirement benefits other than pensions	5,836	—	—	—	5,836	5,935	—	—	—	5,935
Pensions	11,245	—	4	—	11,249	12,166	—	4	—	12,170
Other liabilities	9,600	521	1,841	(59)	11,903	10,518	505	2,176	(53)	13,146
Total non-current liabilities	58,892	521	56,783	(59)	116,138	41,126	505	55,615	(71)	97,175
Total Liabilities	95,821	732	99,625	(2,134)	194,042	87,114	697	95,679	(1,410)	182,080
Commitments and contingencies
Equity
Common stock, $0.01 par value	14	—	—	—	14	14	—	—	—	14
Preferred stock, $0.01 par value	—	—	—	—	—	—	—	—	—	—
Additional paid-in capital(e)	26,099	64	1,238	(1,314)	26,087	26,095	50	1,283	(1,354)	26,074
Retained earnings	11,941	1,239	11,930	(6)	25,104	12,303	1,566	13,013	(22)	26,860
Accumulated other comprehensive loss	(10,263)	—	(1,638)	—	(11,901)	(10,062)	—	(1,094)	—	(11,156)
Total stockholders’ equity	27,790	1,303	11,529	(1,320)	39,304	28,348	1,617	13,202	(1,376)	41,792
Noncontrolling interests(e)	961	1,928	—	1,301	4,189	918	1,916	—	1,331	4,165
Total Equity	28,752	3,231	11,529	(19)	43,493	29,266	3,533	13,202	(43)	45,957
Total Liabilities and Equity	$124,573	$3,963	$111,154	$(2,155)	$237,535	$116,380	$4,230	$108,881	$(1,454)	$228,037
_________
(a)Amounts may not sum due to rounding.
(b)Includes $505 million of marketable debt securities pending cash settlement and the related payable at June 30, 2020.
(c)Eliminations primarily include: (1) $895 million in intercompany loans for amounts funded to Automotive segments for subvention owed to GM Financial at June 30, 2020; (2) GM Financial accounts and notes receivable of $673 million offset by Automotive accounts and loans payable at June 30, 2020; and (3) GM Financial accounts receivable of $678 million offset by Automotive accounts payable and Automotive accounts receivable of $78 million offset by GM Financial accounts payable at December 31, 2019.
(d)Eliminations include GM Financial loan receivable of $412 million and $517 million offset by an Automotive loan payable at June 30, 2020 and December 31, 2019.
(e)Primarily reclassification of GM Financial Cumulative Perpetual Preferred Stock, Series A and B. The preferred stock is classified as noncontrolling interests in our condensed consolidated balance sheet.

General Motors Company and Subsidiaries
Combining Cash Flow Information
(In millions) (Unaudited)(a)

	Six Months Ended June 30, 2020					Six Months Ended June 30, 2019
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Cash flows from operating activities
Net income (loss)	$(530)	$(317)	$341	$12	$(494)	$4,209	$(329)	$683	$(15)	$4,548
Depreciation and impairment of Equipment on operating leases, net	41	—	3,718	—	3,759	38	—	3,710	—	3,748
Depreciation, amortization and impairment charges on Property, net	2,760	19	35	—	2,814	3,729	9	37	—	3,775
Foreign currency remeasurement and transaction gains	(61)	—	(2)	—	(63)	(174)	—	(4)	—	(178)
Undistributed earnings of nonconsolidated affiliates, net	512	—	(67)	—	446	343	—	(87)	—	256
Pension contributions and OPEB payments	(327)	—	—	—	(327)	(570)	—	—	—	(570)
Pension and OPEB income, net	(518)	—	—	—	(518)	(306)	—	—	—	(306)
Provision (benefit) for deferred taxes	17	(126)	86	—	(24)	30	(129)	178	—	79
Change in other operating assets and liabilities(b)(c)(d)	(9,552)	37	(30)	2,699	(6,847)	(5,693)	83	(224)	(522)	(6,357)
Net cash provided by (used in) operating activities	(7,659)	(387)	4,079	2,711	(1,254)	1,606	(367)	4,293	(538)	4,995
Cash flows from investing activities
Expenditures for property	(2,312)	(6)	(18)	—	(2,336)	(3,428)	(23)	(25)	—	(3,476)
Available-for-sale marketable securities, acquisitions	(5,948)	(1,708)	—	—	(7,656)	(1,314)	(899)	—	—	(2,213)
Available-for-sale marketable securities, liquidations	2,674	1,038	—	(18)	3,694	1,244	26	—	(26)	1,244
Purchases of finance receivables, net(b)(c)	—	—	(16,003)	1,073	(14,929)	—	—	(14,670)	914	(13,757)
Principal collections and recoveries on finance receivables(b)(c)	—	—	13,314	(3,751)	9,563	—	—	12,096	(388)	11,708
Purchases of leased vehicles, net	—	—	(6,054)	—	(6,054)	—	—	(8,189)	—	(8,189)
Proceeds from termination of leased vehicles	—	—	5,537	—	5,537	—	—	6,444	—	6,444
Other investing activities(e)	(2)	(72)	—	(81)	(155)	(587)	—	(5)	690	99
Net cash used in investing activities	(5,588)	(748)	(3,223)	(2,777)	(12,336)	(4,083)	(897)	(4,349)	1,190	(8,140)
Cash flows from financing activities
Net increase in short-term debt(c)	965	—	821	(940)	846	693	—	243	—	936
Proceeds from issuance of debt (original maturities greater than three months)	21,103	—	32,361	—	53,465	986	—	19,525	—	20,511
Payments on debt (original maturities greater than three months)	(479)	—	(29,197)	164	(29,512)	(222)	—	(20,402)	—	(20,625)
Proceeds from issuance of preferred stock(e)	—	—	—	—	—	—	1,101	—	(687)	414
Dividends paid(d)	(547)	—	(845)	800	(592)	(1,109)	(31)	(46)	2	(1,184)
Other financing activities	(438)	3	(97)	39	(491)	(215)	(4)	(78)	33	(264)
Net cash provided by (used in) financing activities	20,605	3	3,044	65	23,716	132	1,066	(758)	(652)	(212)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(281)	—	(149)	—	(429)	20	—	22	—	42
Net increase (decrease) in cash, cash equivalents and restricted cash	7,077	(1,132)	3,751	—	9,697	(2,325)	(197)	(792)	—	(3,315)
Cash, cash equivalents and restricted cash at beginning of period	13,487	2,355	7,102	—	22,943	13,762	2,291	7,443	—	23,496
Cash, cash equivalents and restricted cash at end of period	$20,563	$1,222	$10,854	$—	$32,640	$11,437	$2,093	$6,651	$—	$20,181
_________
(a)Amounts may not sum due to rounding.
(b)Includes reclassifications of $3.4 billion and $432 million in the six months ended June 30, 2020 and 2019 for purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.
(c)Eliminations include: (1) $895 million in intercompany loans for amounts funded to Automotive segments for subvention owed to GM Financial in the six months ended June 30, 2020; (2) $134 million and $482 million in other Purchases of finance receivables, net in the six months ended June 30, 2020 and 2019; and (3) $336 million and $388 million in Principal collections and recoveries on finance receivables in the six months ended June 30, 2020 and 2019; all primarily related to the re-timing of cash receipts and payments between Automotive and GM Financial.
(d)Eliminations include dividends issued by GM Financial to Automotive.
(e)Eliminations include $690 million in the six months ended June 30, 2019 primarily for Automotive cash injections in Cruise, inclusive of our investments of $687 million in Cruise Preferred Shares.